 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) appointed Philip Eykerman, Executive Vice-President, Corporate Strategy & Acquisitions of Koninklijke DSM N.V. (together with its affiliates, “DSM”) to the Board as a Class II director (whose initial term will expire at the Company’s annual meeting of stockholders to be held in 2018, or upon his earlier death, resignation or removal). Mr. Eykerman will fill the vacancy on the Board created by Margaret Georgiadis’s resignation on March 16, 2017.

As previously reported, on May 11, 2017, the Company closed the issuance and sale of 22,140 shares of the Company’s Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share, 65,203.8756 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), warrants to purchase an aggregate of 207,954,414 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and anti-dilution warrants (collectively, the “Offering”). DSM purchased 25,000 shares of Series B Preferred Stock, warrants for the purchase of 59,521,740 shares of Common Stock and anti-dilution warrants in the Offering in exchange for aggregate cash consideration of $25,000,000. In connection with such investment, the Company and DSM entered into a Stockholder Agreement (the “Stockholder Agreement”) setting forth certain rights and obligations of DSM and the Company. Pursuant to the Stockholder Agreement, DSM has the right to designate one director selected by DSM (the “DSM Director”) to the Board, subject to certain restrictions. The Company agreed to appoint the DSM Director and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the DSM Director to be re-nominated in the future; provided, that DSM will no longer have the right to designate the DSM Director at such time as DSM beneficially owns less than 4.5% of the outstanding voting securities of the Company. The terms of the Offering and the Stockholder Agreement were previously reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2017 and May 11, 2017, and all of such disclosure is incorporated herein by reference.

Mr. Eykerman joined DSM in 2011 as Executive Vice-President, Corporate Strategy & Acquisitions. In this role, he is responsible for corporate and business group strategy development, budgeting and planning, improvement programs, and all M&A activities. In 2015, he was also appointed as a member of the DSM Executive Committee and at present is responsible for the Pharmaceuticals as well as DSM Food Specialties activities. Next to these roles within DSM, he is also a member of the Supervisory Board of Patheon N.V., a Supervisory Board member of DSM Sinochem Pharmaceuticals (DSM/Sinochem JV), and a Supervisory Board member of ChemicaInvest (DSM/CVC JV). Before joining DSM, Mr. Eykerman worked for 14 years at McKinsey & Company of which the last 9 year as a Partner and leader of McKinsey’s Chemicals Practice in the Benelux and France. He holds a master degree in Chemical Engineering from the KU Leuven (Belgium) and in Refinery Engineering from the Institut Francais du Pétrole (France).

Mr. Eykerman is eligible for the Company’s standard compensation for non-employee directors, as described in the “Director Compensation” section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2017. The Company will enter into an indemnification agreement with Mr. Eykerman in the form that it has entered into with its other directors and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135). The indemnification agreement and the Company’s restated certificate of incorporation and restated bylaws require the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 22, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer